EXHIBIT 99.6
                    , 2000


Dear Friend:

We are pleased to announce that Community Bank of Central Texas, ssb ("Community Bank") is converting from the mutual to the stock form of organization (the
"Conversion").   In  connection  with  the  Conversion,  CBCT  Bancshares,  Inc.
("CBCT"), the newly-formed holding company for Community Bank, is offering common shares in a subscription offering pursuant to a Plan of Conversion.

Because of your subscription rights as a former member of Community Bank, we are sending you the following materials which describe the stock offering.

         PROSPECTUS: This document provides detailed information about Community Bank's operations and the proposed stock offering.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Smithville, Texas time, on _____________, 2000.

As a former depositor of Community Bank, you will have the opportunity to buy common shares directly from CBCT in the offering without paying a commission or fee. If you have additional questions regarding the Conversion and Offering, please call us at ( ) - Monday through Friday, or stop by our Stock Information Center located at 312 Main Street, Smithville, Texas.

We are pleased to offer you this opportunity to become a shareholder of CBCT Bancshares, Inc.

Sincerely,



Brad M. Hurta
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                      , 2000


Dear Member:

We are pleased to announce that Community Bank of Central Texas ("Community Bank") is converting from the mutual to the stock form of organization (the
"Conversion").   In  connection  with  the  Conversion,  CBCT  Bancshares,  Inc.
("CBCT"), the newly-formed holding company for Community Bank, is offering common shares in a subscription offering pursuant to a Plan of Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on , 2000. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages such as an opportunity for depositors and certain borrowers of Community Bank to become shareholders. Please remember:

0 Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

0 There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

0 Members have a right, but not an obligation, to buy CBCT common stock and may do so without a commission or fee before it is offered to the general public.

0 Like all stock, shares of CBCT common stock issued in this Offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common shares of CBCT, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Smithville, Texas time, on , 2000.

If you have additional questions regarding the Offering, please call us at ( ) - , Monday through Friday, or stop by our Stock Information Center located at 312 Main Street, Smithville, Texas.

Sincerely,



Brad M. Hurta
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    , 2000


Dear Prospective Investor:

We are pleased to announce that Community Bank of Central Texas ("Community Bank") is converting from the mutual to the stock form of organization (the
"Conversion").   In  connection  with  the  Conversion,  CBCT  Bancshares,  Inc.
("CBCT"), the newly-formed holding company for Community Bank, is offering common shares in a subscription offering pursuant to a Plan of Conversion.

We have enclosed the following materials which will help you learn more about the merits of CBCT common shares as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about Community Bank operations and the proposed stock offering.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is 12:00 Noon, Smithville, Texas, time, on , 2000.

We invite our loyal customers and members of the general public to become shareholders of CBCT. Through this offering you have the opportunity to buy common shares directly from CBCT without paying a commission or fee. The board of directors and senior management of Community Bank fully support the offering.

If you have additional questions regarding the Offering, please call us at ( ) - , Monday through Friday, or stop by our Stock Information Center located at 312 Main Street, Smithville, Texas.


Sincerely,



Brad M. Hurta
President and Chief Executive Officer


THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[GRAPHIC OMITTED]
                          KEEFE, BRUYETTE & WOODS, INC.






To Members and Friends of
Community Bank of Central Texas, ssb

--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc. a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Community Bank of Central Texas, ssb ("Community Bank") in converting from the mutual to the stock form of organization which will then become a wholly-owned subsidiary of a new holding company, CBCT Bancshares, Inc. ("CBCT Bancshares"). In connection with the conversion, CBCT Bancshares is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

At the request of CBCT Bancshares, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of CBCT Bancshares, Inc. common stock being offered to customers of Community Bank until 12:00 Noon, Smithville, Texas time, on June XX, 2000. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. CBCT Bancshares, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 312 Main Street, Smithville, Texas, or feel free to call the Stock Information Center at (512) XXX-XXXX.



Very truly yours,



Keefe, Bruyette & Woods, Inc.




THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

May XX, 2000


Dear Member:

We are pleased to announce that Community Bank of Central Texas, ssb ("Community Bank") is converting from the mutual to the stock form of organization (the "Conversion") which will then become a wholly-owned subsidiary of a new holding company, CBCT Bancshares, Inc. In connection with the Conversion, CBCT Bancshares, Inc. ("CBCT Bancshares") is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

Unfortunately, CBCT Bancshares is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of CBCT Bancshares.

However, as a member of the Community Bank you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on June XX, 2000. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Members on June XX, 2000. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

                                          Sincerely,



                                          Brad M. Hurta




                                          President and Chief Executive Officer